SECOND AMENDED AND RESTATED PLEDGE OF INTEREST AND SECURITY AGREEMENT

            THIS SECOND AMENDED AND RESTATED PLEDGE OF INTEREST AND SECURITY AGREEMENT (“Agreement”) is executed this _____ day of December, 2004, by RY-8, INC., a Hawaii corporation (the “Borrower”), on behalf of OUTBACK STEAKHOUSE, INC., a Delaware corporation (“OSI”), and OS PACIFIC, INC., a Florida corporation and wholly-owned subsidiary of OSI (“OSP”).  OSI and OSP are sometimes hereafter collectively called the "Guarantors".

WHEREAS, the Borrower and the Guarantors are parties to that certain Credit and Guaranty Agreement with WACHOVIA BANK, N.A., a national banking association (the “Bank”), pursuant to which the Bank has agreed to provide Borrower with a credit facility in the original amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) (the “Original Line of Credit”); and

WHEREAS, the Borrower and the Guarantors have entered into that certain First Amendment to Credit and Guaranty Agreement with the Bank dated October 19, 2001, pursuant to which the Bank agreed to increase the Original Line of Credit to TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($24,500,000.00) in the aggregate (the “Amended Line of Credit”); and

WHEREAS, the Borrower and the Guarantors have entered into that certain Second Amendment to Credit and Guaranty Agreement of even date herewith with the Bank, pursuant to which the Bank agreed to extend the termination date of the Amended Line of Credit to June 30, 2007 and make certain other modifications (the “Second Amended Line of Credit”); and

WHEREAS, as a condition of providing the Line of Credit and the Amended Line of Credit to Borrower, the Bank  required that the Guarantors guarantee the Line of Credit and the Amended Line of Credit; and

WHEREAS, as a condition of providing the guaranty of the Original Line of Credit and the Amended Line of Credit, Guarantors have required that the Borrower enter into, respectively, that certain Indemnity Agreement dated October 31, 2000 (“Original Indemnity Agreement”) and that certain Amended and Restated Indemnity Agreement dated October 19, 2001 (“Amended Indemnity Agreement”) with Guarantors, pursuant to which the Borrower agreed to indemnify the Guarantors for any liability under the foregoing guarantees and the Borrower pledged its entire interest in the Roy’s/Outback Joint Venture, a Florida general partnership, to Guarantors to secure such indemnification obligation; and

WHEREAS, as a condition of providing the Second Amended Line of Credit to Borrower, the Bank has required that the Guarantors guarantee the Second Amended Line of Credit (the “Guaranty”); and

WHEREAS, as a condition of providing the Guaranty, Guarantors have required that the Borrower enter into that certain Second Amended and Restated Indemnity Agreement of even date herewith (the “Second Amended Indemnity Agreement”) with Guarantors, pursuant to which the Borrower agrees to indemnify the Guarantors for any liability under the Guaranty (the “Obligation”) and the Borrower agrees to pledge its entire interest in the Roy’s/Outback Joint Venture, a Florida general partnership, to Guarantors to secure such indemnification obligation; and

WHEREAS, to evidence Borrower’s pledge of its entire interest in the Roy’s/Outback Joint Venture to secure such indemnification obligations Borrower entered into the certain Pledge of Interest and Security Agreement dated October 31, 2000 (“Original Security Agreement”) and that certain Amended and Restated Pledge of Interest and Security Agreement dated October 19, 2001 (“Amended Security Agreement”); and

WHEREAS, the Borrower desires to further amend and restate the Amended Security Agreement in its entirety to reflect the effect of the extension of the termination date of the Second Amended Line of Credit and certain other agreements of which the Borrower is a party thereto.

            NOW THEREFORE, for value received and intending to be legally bound, in order to secure the prompt and unconditional payment and any other performance required under the Indemnity Agreement, the Borrower agrees as follows:

            1.         COLLATERAL; WARRANTY OF TITLE.  To secure the Borrower’s performance of the Obligation, Borrower hereby pledges, assigns, transfers and grants to Guarantors a continuing security interest in and to Borrower’s entire partnership interest and any and all ownership or other interest of the Borrower in the Roy’s/Outback Joint Venture, a Florida general partnership (the “Joint Venture”) and all proceeds of and other rights in connection with such interests (the “Collateral”).  Borrower warrants that the Collateral is validly issued and outstanding and that Borrower is the owner of the Collateral free from all liens, security interests or encumbrances of any nature with authority to pledge such Collateral to Guarantors.

            2.         PRESERVATION OF COLLATERAL.  Borrower shall (i) keep the Collateral free from all liens, encumbrances and security interests (other than those created by this Agreement); (ii) pay and discharge when due, all taxes, assessments, levies and other charges upon or in connection with the Collateral; (iii) defend the Collateral against all claims and legal proceedings by persons other than Guarantors; and (iv) preserve rights with respect to the Collateral against prior parties.  At any time, upon request, Borrower shall deliver to the Guarantors all notices, statements or other communications received by Borrower as owner or holder of the Collateral. Further, the Borrower agrees to promptly deliver to Guarantors any property received by Borrower in exchange for or as a dividend or distribution on or with respect to the Collateral.

            3.         MAINTENANCE OF SECURITY INTEREST.  Borrower shall pay all expenses and, upon request, take any action reasonably deemed advisable by the Guarantors to preserve the Collateral or to establish, determine the priority of, perfect, continue the perfection of, terminate and/or enforce the Guarantors’ interest therein or the Guarantors’ rights under this Agreement.  The Borrower authorizes Guarantor to file, in jurisdictions where this authorization will be given effect, financing statements describing the Collateral in the same manner as it is described herein.  From time to time at the request of Guarantor, the Borrower will execute one or more financing statements and such other documents (and pay the cost of filing the same in all public offices deemed necessary or desirable by Guarantor) and do such other acts and things, all as Guarantor may request, to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment or other performance required with respect to the Collateral and causing notations thereon of the security interest hereunder.

            4.         RIGHTS OF GUARANTORS.  Upon the occurrence of a default by Borrower under this Second Amended Pledge Agreement or the Second Amended Indemnity Agreement, including Borrower’s failure to perform any of Borrower’s duties set forth in the Second Amended Indemnity Agreement, Guarantors shall have all of the remedies of a creditor and of a secured party under the Florida Uniform Commercial Code and any other applicable law or as otherwise provided under any evidence of or document relating to the Obligation. Without limiting the generality of the foregoing, Guarantors may, at their option, upon notice to the undersigned: (i) transfer any of the Collateral into Guarantors’ names or that of their nominee; (ii) notify issuers of any Collateral to make payment or delivery to Guarantors of any amounts, securities or rights due or distributable thereon or of notices given in connection therewith; (iii) receive proceeds of the Collateral as a holder of the Collateral; (iv) hold any increase or profits (including money) received from the Collateral as additional security for the Obligation; (v) sign or endorse Borrower’s name on the Collateral; and (vi) pay any amount due with respect to the Collateral.  In the event Guarantors pay any amounts due with respect to the Collateral on behalf of Borrower, the cost arising therefrom shall be one of the Obligations secured by this Agreement and shall be payable by Borrower upon demand with interest from the date of payment by Guarantors at the maximum rate permitted by law.

            5.         IRREVOCABLE PROXY ON DEFAULT.  In addition to Guarantors' other rights, Borrower irrevocably appoints Guarantors as proxy, with full power of substitution and revocation, upon the occurrence of any default by Borrower under this Second Amended Pledge Agreement or the Second Amended Indemnity Agreement, to exercise the Borrower’s rights to attend meetings, vote, consent to and/or take any action respecting the interest held by Guarantors as Collateral as fully as the Borrower might do.  This proxy shall also grant Guarantors the power to:

                        (a)        to sign the name of Borrower to any UCC-1 Financing Statement and/or UCC-3 Continuation Statements or Statements of Change with respect to Guarantors’ security interest in the Collateral; and

                        (b)        to sell, assign or sue for all or any part of the Collateral in the name of Borrower or make any other disposition of the Collateral or any part thereof, which disposition may be for cash, credit, or any combination thereof.

This proxy remains effective so long as any of the Obligations are unpaid or otherwise unsatisfied.

            6.         ACTS NOT AFFECTING OBLIGATION.  None of the following shall affect the liabilities of Borrower under this Agreement, the Obligation or the rights of Guarantors with respect to the Collateral: (a) acceptance or retention by Guarantors of other property or interests as security for the Obligation or for the liability of any person with respect to the Obligation; (b) the release of all or any of the Collateral or other security for any of the Obligation; (c) any release, extension, renewal, modification or compromise of any of the Obligation or the liability of any obligor thereon or in connection therewith; or (d) failure by Guarantors to resort to other security or any person liable for any of the Obligation before resorting to the Collateral.

            7.         EXPENSES AND APPLICATION OF PROCEEDS.  Borrower shall reimburse Guarantors for any expense incurred by Guarantors in protecting or enforcing their rights under this Agreement, including, without limitation, reasonable attorneys' fees and legal expenses and all other costs, fees and expenses in connection with the taking possession of, the holding of, the preparing for disposition of, and the disposing of the Collateral.   After deduction of all such costs, fees and expenses, Guarantors may apply the proceeds of disposition to the Obligation in such order and amounts as it elects.

            8.         WAIVER.  Guarantors may waive any default without waiving any other subsequent or prior default by Borrower.  No delay or omission on the part of Guarantors in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Guarantor of any right or remedy shall preclude or affect any other or further exercise thereof or the exercise of any other right or remedy.  Time is of the essence in this Agreement.  The provisions of this Agreement are cumulative to the provisions of any writing evidencing any Obligation, and Guarantors shall have all the benefits, rights and remedies of and under any Obligation and any writing evidencing any Obligation.

            9.         SALE OF UNREGISTERED SECURITIES (CONTROL OF RESTRICTED STOCK).  Whenever the Guarantors would have the right under this Agreement to sell any Collateral which is in the form of investment securities, Borrower agrees that if, in the opinion of the Guarantors or their legal counsel, sales of such securities by the Guarantors without registration of the securities under the Securities Act of 1933 (the "Act") might, unless accomplished by one or more of the methods described in subsections (a), (b) or (c) below, constitute either the Guarantors or the Borrower as an "underwriter" as that term is defined in Section 2(11) of the Act, it shall be commercially reasonable for the Guarantors without registration to:

                        (a)        sell all or part of the securities in compliance with Rule 144 or Regulation A under the Act as then in effect, or pursuant to any other rules or regulations under the Act then in effect, compliance with which would make applicable to the sale the exemptions provided pursuant to sections 3(b) or 4(1) of the Act; or

                        (b)        sell all or part of the securities in an intrastate public offering within the meaning of section 3(a)(11) of the Act; or

                        (c)        sell all or part of the securities in one or more private transactions not involving any public offering in order to secure the exemption provided in section 4(1) of the Act, if:

                                    (i)         the securities are sold for cash to the highest bidder after offers to purchase have been received from at least two offerors;

                                    (ii)        the Guarantors have reasonable grounds to believe and do believe that each such offeror has sufficient financial resources to enable him to purchase the securities offered and that the offer was made in good faith;

                                    (iii)       each such offeror was informed, prior to the time he made his offer to purchase, that offers to purchase the securities were also being solicited from others; and

                                    (iv)       the Guarantors have, for at least thirty (30) days prior to the sale, solicited offers to purchase the securities within the restrictions imposed by federal or state securities laws.

Nothing in this section shall prevent the Guarantors from making any other commercially reasonable disposition of the securities, and no sale of such securities shall be commercially unreasonable solely because it was not made in compliance with this section.

            10.        ADDITIONAL SECURITY.  Borrower grants Guarantors, as further security for the Obligation, a security interest and lien in any money now or hereafter owed to Borrower by Guarantors and, in addition, agree that Guarantors may, at any time after the occurrence of any one or more events of default, without prior notice or demand, set off against any such money all or any part of the unpaid balance of the Obligation.

            11.        PERSONS BOUND.  This Agreement benefits Guarantors, their successors and assigns, and binds the Borrower and its heirs, executors, administrators and assigns.

            12.        INTERPRETATION.  The validity, construction and enforcement of this Agreement are governed by the laws of Florida.  All terms not otherwise defined herein have the meanings assigned to them by the Florida Uniform Commercial Code.  Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

            13.        REPRESENTATIONS AND WARRANTIES.  The Borrower hereby warrants and agrees, and so long as this Agreement continues in full force and effect, shall be deemed continuously to warrant and agree, now and at any time hereafter, as follows:

                        (a)        Character of Collateral.  The Collateral, and every part thereof is and shall remain the personal property of the Borrower. No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office, other than the financing statements executed by Borrower and Guarantor.

                        (b)        No Liens, Levy or Transfers.  Borrower will not: (a) permit any liens or security interests to attach to any of the Collateral; (b) permit any of the Collateral to be levied upon under any legal process; (c) without the prior written consent of Guarantors, sell, transfer, lease, or otherwise dispose of any Collateral, or any interest therein, or offer to do so; or (d) permit anything to be done that will impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

                        (c)        Good Standing; No Violation.  The Borrower has been duly organized and is existing in good standing under the laws of its state of incorporation.  The Borrower is now, and at all times during the term of this Agreement, shall be authorized and registered to transact business in every state in which it transacts business or in which the failure to register would have a materially adverse effect on its business. The execution and delivery of this Agreement and any instruments or other writings evidencing or otherwise establishing the Obligation do not and will not violate or constitute a breach of any agreement to which Borrower is a party, or any restriction of law or contract to which the Borrower is subject.

                        (d)        Information Delivered.  All information, certificates or statements given to Guarantors pursuant to this Agreement are and shall be true and complete when given and are not, and shall not be, materially misleading in any way.

                        (e)        Tax Matters.  Borrower has filed all Federal, state and local tax returns and other reports required to be filed and have paid or made adequate provision for payment of all such taxes, assessments, and other governmental charges, except those contested in good faith.

                        (f)        Pronouns; Headings.  The singular pronoun, when used herein, shall include the plural, and the neuter shall include the masculine, feminine and impersonal.  All headings contained in this Agreement are for reference purposes only and shall not be deemed to, alter, limit, expand or otherwise interpret the language contained herein.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

            Signed, sealed and delivered:                  “BORROWER”

                                                                        RY-8, INC., a Hawaii corporation

                                                                        By:____________________________
                                                                              Terrence Lee, Vice President